Exhibit 99.1

For: Authentidate Holding Corp.

Investor Contacts:	Media Contacts:
Todd Fromer / Garth Russell	Shelley Pfaendler

KCSA Worldwide	KCSA Worldwide
212-896-1215 /212-896-1250	212-896-1248
tfromer@kcsa.com / grussell@kcsa.com	spfaendler@kcsa.com

Authentidate Holding Corp. Announces Fiscal 2007

Second Quarter Results

– – –

BERKELEY HEIGHTS, N.J., February 8, 2007 – Authentidate Holding Corp. (NASDAQ: ADAT), a worldwide provider of secure enterprise workflow management applications, today announced financial results for the fiscal 2007 second quarter ended December 31, 2006.

Total revenue for the three months ended December 31, 2006 was $4,144,000 versus $4,211,000 for the second quarter last year. Revenue in the Company’s Security Software Solutions segment was $1,002,000 for the second quarter of fiscal 2007, compared to $1,253,000 for the prior year quarter which included approximately $310,000 related to the amortization of deferred revenue. Excluding this one-time revenue from the prior year’s results, revenue in our Security Software Solutions segment increased approximately 6% for the second quarter of fiscal 2007.

Net loss for the second quarter of fiscal 2007 was $3,812,000, or $0.11 per diluted share, compared to a net loss of $3,556,000, or $0.10 per diluted share, for fiscal 2006. This increase is due primarily to litigation expenses for on-going matters of approximately $750,000, or $0.02 per diluted share, and higher product development expenses in our Security Software Solutions segment.

Total revenue for the six months ended December 31, 2006 was approximately $7,601,000 versus $8,514,000 for 2005. Revenue in the Company’s Security Software Solutions segment was $1,885,000 for the first half of fiscal 2007, compared to $2,374,000 for the prior year period which included approximately $623,000 related to the amortization of deferred revenue and other one-time revenues. Excluding these one-time items from the prior year’s results, Security Software Solutions revenue increased approximately 7% for the six months ended December 31, 2006.

Net loss for the six months ended December 31, 2006 was $8,107,000, or $0.24 per diluted share, compared to a net loss of $7,304,000, or $0.21 per diluted share, for the prior year period. The net loss for fiscal 2007 reflects continued investments in our Security Software Solutions business as well as incremental litigation expenses for on-going matters of approximately $1,300,000, or $0.04 per diluted share.

As of December 31, 2006, the Company’s cash and marketable securities totaled $35,982,000. Total deferred revenue at the end of the second quarter was $2,205,000.

Suren Pai, Chief Executive Officer of Authentidate, stated, “Our results for the quarter and year-to-date periods reflect steady progress in our core Security Software Solutions business and we are encouraged by the response to Inscrybe Healthcare™. We have added several customers since we launched Inscrybe in October 2006 and we are currently migrating our existing CareCert and CareFax customers to this new platform. We also signed up our first customer for our Inscrybe Plan of Care Module which expands our addressable market into the Home Health Agency space, and we recently announced a significant win by our German subsidiary in the healthcare space. As reported in the past, these positive developments will take a while to show up in our financial results but we are encouraged by our progress.” He added, “Our TrueBlue beta test has thus far provided valuable feedback about the product’s usability and is on track for a commercial launch in the second half of fiscal 2007.”

Conference Call

Management will host a conference call at 4:30 p.m. ET on Thursday, February 8, 2007 to discuss the latest corporate developments and results. The dial-in number for callers in the U.S. is 866-406-5408 and the dial in number for international callers is 973-582-2770. The access code for all callers is 8385809. A live webcast of the call will also be available on the Company’s website at www.authentidate.com.

A replay of the call will be available through February 15, 2007. To access the replay, please dial 877-519-4471 in the U.S. and 973-341-3080 outside the U.S., and then enter the access code 8385809.

About Authentidate Holding Corp.

Authentidate Holding Corp. is a worldwide provider of secure enterprise workflow management applications that incorporate its proprietary and patent pending content authentication technology in the form of the United States Postal Service® Electronic Postmark® and electronic signing solutions. Authentidate also provides secure document management solutions, and enterprise network security products and services.

The company operates its software and services businesses in three segments: the Security Software Solutions segment (including Authentidate, Inc., Trac Medical Solutions, Inc. and Authentidate International AG), the Document Management Solutions segment (Docstar Division) and the Systems Integration segment (DJS). For more information, visit the company’s website at http://www.authentidate.com.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company’s ability to implement its business plan for various applications of its technologies, related decisions by the USPS, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

Tables follow:

Authentidate Holding Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

	December 31, 2006 (Unaudited)	June 30, 2006
( in thousands )
Assets
Current assets
Cash and cash equivalents	$9,152	$9,366
Restricted cash	521	521
Marketable securities	26,830	36,539
Accounts receivable, net	3,689	2,757
Prepaid expenses and other current assets	1,570	825

Total current assets	41,762	50,008
Property and equipment, net	3,727	3,945
Other assets
Software development costs, net	2,451	1,926
Goodwill	7,341	7,341
Other assets	1,464	1,314

Total assets	$56,745	$64,534

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$5,187	$5,925
Deferred revenue	1,976	1,988
Other current liabilities	230	57

Total current liabilities	7,393	7,970
Long-term deferred revenue	229	229

Total liabilities	7,622	8,199

Commitments and contingencies
Shareholders’ equity
Preferred stock $.10 par value; 5,000 shares authorized Series B, 28 shares issued and outstanding	3	3
Common stock, $.001 par value; 75,000 shares authorized, 34,413 issued and outstanding	34	34
Additional paid-in capital	163,311	162,386
Accumulated deficit	(114,134)	(105,992)
Accumulated comprehensive loss	(91)	(96)

Total shareholders’ equity	49,123	56,335

Total liabilities and shareholders’ equity	$56,745	$64,534

Authentidate Holding Corp. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
(in thousands, except per share data)	2006	2005	2006	2005
Net sales
Products	$3,735	$3,916	$6,808	$7,889
Services	409	295	793	625

Total net sales	4,144	4,211	7,601	8,514

Cost of sales
Products	1,682	1,521	3,098	3,548
Services	210	147	405	291

Total cost of sales	1,892	1,668	3,503	3,839

Gross profit	2,252	2,543	4,098	4,675

Selling, general and administrative expenses	5,594	5,778	11,356	11,469
Product development expenses	978	879	1,947	1,597

Total operating expenses	6,572	6,657	13,303	13,066

Loss from operations	(4,320)	(4,114)	(9,205)	(8,391)

Other income
Interest and other income	508	559	1,098	1,090
Interest expense	—	(1)	—	(3)

	508	558	1,098	1,087

Net loss	$(3,812)	$(3,556)	$(8,107)	$(7,304)

Basic and diluted loss per common share	$(0.11)	$(0.10)	$(0.24)	$(0.21)